                             EXHIBIT 4.3



                         ONTRAK SYSTEMS, INC.
                      1996 EQUITY INCENTIVE PLAN

ONTRAK SYSTEMS, INC. hereby adopts the OnTrak Systems, Inc. 1996 Equity Incentive Plan, effective as of November 21, 1996, as follows:

                                SECTION 1
                     BACKGROUND, PURPOSE AND DURATION

    1.1 BACKGROUND AND EFFECTIVE DATE. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options and Restricted Stock.
The Plan is effective as of November 21, 1996, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1996 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

    1.2 PURPOSE OF THE PLAN. The Plan is intended to attract, motivate, and retain (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are not employees of either the Company or any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company's shareholders.

                                SECTION 2
                               DEFINITIONS

    The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

    2.1 "1934 ACT" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

    2.2 "AFFILIATE" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

    2.3 "AWARD" means, individually or collectively, a grant under the Plan of Nonstatutory Stock Options, Incentive Stock Options or Restricted Stock.


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    2.4  "AWARD AGREEMENT" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

    2.5 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    2.6 "CODE" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

    2.7 "COMMITTEE" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

    2.8 "COMPANY" means OnTrak Systems, Inc., a California corporation, or any successor thereto.

    2.9 "CONSULTANT" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

    2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

    2.11 "DISABILITY" means a permanent and total disability within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

    2.12 "EMPLOYEE" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

    2.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

    2.14 "EXERCISE PRICE" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

    2.15 "FAIR MARKET VALUE" means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

    2.16 "FISCAL YEAR" means the fiscal year of the Company.

    2.17 "GRANT DATE" means, with respect to an Award, the date that the Award was granted.

    2.18 "INCENTIVE STOCK OPTION" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    2.19 "NONEMPLOYEE DIRECTOR" means a Director who is not an employee of either the Company or of any Affiliate.

    2.20 "NONSTATUTORY STOCK OPTION" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

    2.21 "OPTION" means an Incentive Stock Option or a Nonstatutory Stock
Option.

    2.22 "PARTICIPANT" means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

    2.23 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. As provided in
Section 6, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

    2.24 "PLAN" means the OnTrak Systems, Inc. 1996 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

    2.25 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Section 6.

    2.26 "RETIREMENT" means, in the case of an Employee, a Termination of Service by reason of the Employee's retirement at or after his or her normal retirement date. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement." With respect to a Nonemployee Director, "Retirement" means termination of service on the Board at or after age 65.

    2.27 "RULE 16B-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

    2.28 "SECTION 16 PERSON" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

    2.29 "SHARES" means the shares of Common Stock of the Company.

    2.30 "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    2.31 "TERMINATION OF SERVICE" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate.

                                  SECTION 3
                               ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) "non-employee directors" under Rule 16b-3, and (b) "outside directors" under Section 162(m) of the Code.

    3.2 AUTHORITY OF THE COMMITTEE. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Nonemployee Directors), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States,
(e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

     3.3 DELEGATION BY THE COMMITTEE. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or
(b) in any way which would jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3.

     3.4 NONEMPLOYEE DIRECTOR OPTIONS. Notwithstanding any contrary provision of this Section 3, the Board shall administer grants of Options to Nonemployee Directors, and the Committee shall exercise no discretion with respect to grants of Options to Nonemployee Directors. In the Board's administration of Options granted to Nonemployee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

     3.5 DECISIONS BINDING. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                 SECTION 4
                          SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 2,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

     4.2 LAPSED AWARDS. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

     4.3 ADJUSTMENTS IN AWARDS AND AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1 and 6.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Nonemployee Directors, the foregoing adjustments shall be made by the Board, and any such adjustments also shall apply to future grants. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

                                 SECTION 5
                               STOCK OPTIONS

     5.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion, and Options may be granted to Nonemployee Directors at any time and from time to time as determined by the Board in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, the employee who serves as Chief Executive Officer of the Company shall not be granted Options covering more than 800,000 Shares and no other Participant shall be granted Options covering more than 300,000 Shares. The Committee may grant Incentive Stock Options, Nonstatutory Stock Options, or a combination thereof.

     5.2 AWARD AGREEMENT. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

     5.3 EXERCISE PRICE. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

          5.3.1     NONSTATUTORY STOCK OPTIONS.  In the case of a
Nonstatutory Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

          5.3.2 INCENTIVE STOCK OPTIONS. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

          5.3.3 SUBSTITUTE OPTIONS. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair market Value of the Shares on the Grant Date.

     5.4  EXPIRATION OF OPTIONS.

          5.4.1 EXPIRATION DATES. Each Option shall terminate no later than the first to occur of the following events:

                    (a) The date for termination of the Option set forth in the written Award Agreement; or

                    (b)  The expiration of ten (10) years from the Grant
Date; or

                    (c) The expiration of one (1) year from the date of the Optionee's Termination of Service for a reason other than the Optionee's death, Disability or Retirement; or

                    (d) The expiration of three (3) years from the date of the Optionee's Termination of Service by reason of Disability; or

                    (e) The expiration of three (3) years from the date of the Optionee's Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).

          5.4.2 DEATH OF OPTIONEE. Notwithstanding Section 5.4.1, if an Optionee dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death, provided that in no event may an Option be exercisable more than ten (10) years after the Grant Date.

          5.4.3     COMMITTEE DISCRETION.  Subject to the limits of Sections
5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and
(b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

     5.5 EXERCISABILITY OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to a Section 16 Person be exercisable until at least six (6) months following the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     5.6 PAYMENT. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Chief Financial Officer of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     5.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     5.8  CERTAIN ADDITIONAL PROVISIONS FOR INCENTIVE STOCK OPTIONS.

          5.8.1 EXERCISABILITY. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

           5.8.2 TERMINATION OF SERVICE. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.

           5.8.3 COMPANY AND SUBSIDIARIES ONLY. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

           5.8.4 EXPIRATION. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to
Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

     5.9  TRANSFER OF OPTIONS.  The Committee may, in its discretion, either
(a) authorize all or a portion of the Options granted to a Participant to be on terms which permit transfer by such Participant, or (b) upon request of a Participant amend an Option to permit transfer by such Participant, to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) any other entity affiliated with the Participant that may be approved by the Committee, provided that (x) there may be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Options are granted, and any amendment thereto, must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.9, and (z) subsequent transfers of transferred Options shall be prohibited except those in accordance with
Section 7.7. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term optionee or Participant shall be deemed to refer to the transferee. The events of termination of employment of
Section 5.4 hereof or in the Award Agreement shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Award Agreement or Section 5.4, as applicable.

                                 SECTION 6
                              RESTRICTED STOCK

     6.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year no Participant shall receive more than 20,000 Shares of Restricted Stock.

     6.2 RESTRICTED STOCK AGREEMENT. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     6.3 TRANSFERABILITY. Except as provided in this Section 6, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. However, in no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     6.4 OTHER RESTRICTIONS. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

          6.4.1 GENERAL RESTRICTIONS. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion.

          6.4.2 SECTION 162(m) PERFORMANCE RESTRICTIONS. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of performance objectives established by the Committee. The performance objectives shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code.
 In granting Restricted Stock which is intended to qualify under Code Section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Code Section 162(m) (e.g., in determining the performance objectives).

          6.4.3 LEGEND ON CERTIFICATES. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

                     "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the OnTrak Systems, Inc. 1996 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of OnTrak Systems, Inc."

     6.5  REMOVAL OF RESTRICTIONS.  Except as otherwise provided in this
Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

     6.6 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

     6.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     6.8 RETURN OF RESTRICTED STOCK TO COMPANY. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

                                 SECTION 7
                               MISCELLANEOUS

     7.1 DEFERRALS. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

     7.2 NO EFFECT ON EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

     7.3 PARTICIPATION. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     7.4 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     7.5 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

     7.6 BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

     7.7 NONTRANSFERABILITY OF AWARDS. Except as expressly authorized by the Committee pursuant to Section 5.9, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in

     7.8 NO RIGHTS AS STOCKHOLDER. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

                                 SECTION 8
                    AMENDMENT, TERMINATION, AND DURATION

     8.1 AMENDMENT, SUSPENSION, OR TERMINATION. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, if and to the extent required to maintain the Plan's qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

     8.2 DURATION OF THE PLAN. The Plan shall commence on the date specified herein, and subject to Section 8.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after November 21, 2006.

                                 SECTION 9
                              TAX WITHHOLDING

     9.1 WITHHOLDING REQUIREMENTS. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Participant shall remain responsible for the payment of all such withholding taxes with respect to any Options that are transferred in accordance with the provisions of
Section 5.9.

     9.2 WITHHOLDING ARRANGEMENTS. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made not to exceed the amount determined by using the maximum Federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

                                 SECTION 10
                             LEGAL CONSTRUCTION

     10.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     10.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     10.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     10.4 SECURITIES LAW COMPLIANCE. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     10.5 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

     10.6 CAPTIONS. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                                 EXECUTION

     IN WITNESS WHEREOF, OnTrak Systems, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

                        ONTRAK SYSTEMS, INC.

     Dated:  November 21, 1996                 By:  JAMES W. BAGLEY
                                                  ---------------------------

                                                    Name:  James W. Bagley
                                                         --------------------

                                                    Title:  Chairman & CEO
                                                          -------------------